EXHIBIT 10.7

PROMISSORY NOTE

AUGUST 18.2008	LOS ANGELES, CALIFORNIA	$100.000.00

FOR VALUE RECEIVED, I PROMISE TO PAY TO THE ORDER OF ROBERT LEVY, AT 3550 WILSHIRE BOULEVARD, SUITE 840, LOS ANGELES, CALIFORNIA THE SUM OF ONE HUNDRED THOUSAND DOLLARS AND 00/100 ($100,000.00) IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, WITH INTEREST FROM AUGUST 18,2008, AT THE RATE OF 7% PER ANNUM UNTIL PAID. IN THE EVENT THERE IS A SUIT OR ACTION TO ENFORCE PAYMENT OF THIS NOTE OR ANY PORTION THEREOF, I PROMISE TO PAY SUCH ADDITIONAL SUM AS THE COURT MAY ADJUDGE REASONABLE AS ATTORNEY FEES IN SAID ACTION OR SUIT, AND BE MADE A PART OF THE JUDGMENT, OR IF PLACED IN THE HANDS OF ATTORNEYS FOR COLLECTION IF EFFECTUATED WITHOUT SUIT, I PROMISE TO PAY ALL COSTS AND EXPENSES INCLUDING REASONABLE ATTORNEY FEES.

DUE DATE
SEPTEMBERS 2008